                                                                       EXHIBIT 2

                             CONTRIBUTION AGREEMENT


                                  by and among

                         FREEPORT LNG INVESTMENTS, LLC,

                             FREEPORT LNG-GP, INC.,

                             CHENIERE ENERGY, INC.,

                               CHENIERE LNG, INC.,

                                       and

                           FREEPORT LNG TERMINAL, LLC


                                 AUGUST 26, 2002

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I DEFINITIONS.............................................................   1
---------------------

ARTICLE II CONTRIBUTIONS..........................................................   6
------------------------
   2.1   Initial Contributions by Cheniere Entities...............................   6
   2.2   Initial Contributions by Investments.....................................   9
         ------------------------------------
   2.3   Additional Contributions by Investments..................................   9
         ---------------------------------------
   2.4   General Partner of Partnership...........................................  10
         ------------------------------

ARTICLE III DISTRIBUTIONS TO CHENIERE.............................................  10
-------------------------------------
   3.1   Distributions of Investments Fixed Contributions.........................  10
   3.2   Accelerated Distributions................................................  10
         -------------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES.........................................  11
-----------------------------------------
   4.1   Representations and Warranties of the Cheniere Entities..................  11
   4.2   Representations and Warranties of Investments............................  15
   4.3   Representations and Warranties of General Partner........................  17

ARTICLE V COVENANTS...............................................................  18
-------------------
   5.1   Covenants of the Cheniere Entities.......................................  18
         ----------------------------------
   5.2   Covenants of Investments and General Partner.............................  21
   5.3   Joint Covenants..........................................................  22
         ---------------

ARTICLE VI CLOSING and CONDITIONS TO CLOSING......................................  23
--------------------------------------------
   6.1   The Closing..............................................................  23
         -----------
   6.2   Conditions to Cheniere Entities' Closing.................................  24
         ----------------------------------------
   6.3   Conditions to Investments's and General Partner's Closing................  25

ARTICLE VII INDEMNIFICATION.......................................................  27
---------------------------
   7.1   Indemnification by the Cheniere Entities.................................  27
         ----------------------------------------
   7.2   Indemnification by Investments and General Partner.......................  27
   7.3   Nature and Survival; Time Limits; Exclusive Remedy.......................  27
   7.4   Matters Involving Third Parties..........................................  28
         -------------------------------
   7.5   Limitation of Indemnification............................................  29
         -----------------------------
   7.6   Exclusive Remedy.........................................................  29
         ----------------

ARTICLE VIII TERMINATION..........................................................  29
------------------------
   8.1   Termination of Agreement.................................................  29
         ------------------------
   8.2   Effect of Termination....................................................  30
         ---------------------
   8.3   Procedure for Termination................................................  30
         -------------------------

ARTICLE IX MISCELLANEOUS..........................................................  30
   9.1   No Third Party Beneficiaries.............................................  30
         ----------------------------
   9.2   Entire Agreement.........................................................  30
         ----------------
   9.3   Succession and Assignment................................................  30
         -------------------------
   9.4   Counterparts; Facsimile Signatures.......................................  30
         ----------------------------------
   9.5   Headings.................................................................  30
         --------
   9.6   Notices..................................................................  30
         -------
   9.7   Governing Law............................................................  32
         -------------

    9.8   Amendments and Waivers..................................................  32
          ----------------------
    9.9   Severability............................................................  32
          ------------
    9.10  Expenses................................................................  32
          --------
    9.11  Construction............................................................  32
          ------------
    9.12  Incorporation of Exhibits and Schedules.................................  33
          ---------------------------------------
    9.13  Specific Performance....................................................  33
          --------------------
    9.14  Attorneys Fees..........................................................  33
          --------------

ARTICLE X CONSENT TO JURISDICTION.................................................  33
---------------------------------

ARTICLE XI WAIVER OF JURY TRIAL...................................................  34
-------------------------------

                             CONTRIBUTION AGREEMENT

         This Contribution Agreement (this "Agreement"), dated August 26, 2002 (the "Effective Date"), is entered into between (1) Freeport LNG Investments, LLC, a Delaware limited liability company ("Investments"), (2) Freeport LNG-GP, Inc., a Delaware corporation (the "General Partner"), (3) Cheniere Energy, Inc., a Delaware corporation ("Cheniere"), (4) Cheniere LNG, Inc., a Delaware corporation ("Cheniere LNG") and (5) Freeport LNG Terminal, LLC, a Delaware limited liability company ("Terminal LLC" together with Cheniere and Cheniere LNG, the "Cheniere Entities"). Each of Investments, General Partner, and the Cheniere Entities is sometimes referred to herein as a "Party," and all of them together, are sometimes referred to herein as the "Parties."

                                    RECITALS

         WHEREAS, Investments, General Partner and Cheniere LNG desire to form Freeport LNG Development, L.P. (the "Partnership") to develop, build, own and operate a liquefied natural gas ("LNG") receiving and regasification facility (a "LNG Facility") on the Quintana Site in or about Freeport, Texas (the "Project");

         WHEREAS, subject to the terms and conditions of this Agreement, the Cheniere Entities have agreed to contribute certain assets to the Partnership and to assign certain liabilities to the Partnership;

         WHEREAS, in exchange for such contribution, Cheniere LNG (directly or indirectly through its permitted Affiliates or transferees) will own a 40% beneficial interest in the Partnership;

         WHEREAS, subject to the terms and conditions of this Agreement, Investments has agreed to contribute certain funds to the Partnership;

         WHEREAS, in exchange for such contribution, Investments (directly or indirectly through its permitted Affiliates or transferees) will own a 60% beneficial interest in the Partnership;

         WHEREAS, subject to the terms and conditions of this Agreement, General Partner has agreed to be the general partner of the Partnership; and

         WHEREAS, the Parties desire to enter into this Agreement for the purpose of providing the terms and conditions upon which each Party will cause the Partnership to be formed.

         NOW, THEREFORE, in consideration of the respective agreements hereinafter set forth, the Parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         As used herein, the following terms have the following meanings:

         "Action" means any judicial or administrative action, claim, suit, hearing, demand or proceeding by or before any Governmental Entity.

         "Affiliate" means, with respect to any specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person, it being understood that for purposes of this definition the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agreement" has the meaning set forth in the preamble.

         "Assumed Accounts Payable" has the meaning set forth in Section 2.1(c)(i).

         "Assumed Contract Payables" has the meaning set forth in Section 2.1(c)(ii).

         "Assumed Liabilities" has the meaning set forth in Section 2.1(c).

         "Business Day" means any day excluding Saturday, Sunday and any day on which commercial banks in Texas are authorized or required to close.

         "Capacity Distribution" has the meaning set forth in Section 3.2.

         "Capacity Reservation" means a third party's commitment, option or other agreement under which the Partnership receives consideration in exchange for reservation of future regasification capacity of the Project.

         "Cheniere" has the meaning set forth in the preamble.

         "Cheniere Contribution" means the Cheniere Entities' contributions to the Partnership pursuant to Section 2.1.

         "Cheniere Entities" has the meaning set forth in the preamble.

         "Cheniere Party Indemnitees" has the meaning set forth in Section 7.2.

         "Cheniere Payable" has the meaning set forth in Section 2.1(c)(vi).

         "Closing" has the meaning set forth in Section 6.1.

         "Closing Date" has the meaning set forth in Section 6.1.

         "Confidential Information" has the meaning set forth in Section 5.2(g).

         "Company R&D" has the meaning set forth in Section 2.1(a)(vi).

         "Contracts" has the meaning set forth in Section 2.1(a)(ii).

         "Contributed Assets" has the meaning set forth in Section 2.1(a).

         "Contributions" mean both the Cheniere Contribution and the Cash Contribution.

         "Contango Option" has the meaning set forth in Section 5.1(h).

         "Contango Release" has the meaning set forth in Section 5.1(h).

         "Crest" has the meaning set forth in the definition of Lease Option.

         "Crest Settlement" has the meaning set forth in Section 5.1(i).

         "Crest Waiver" has the meaning set forth in Section 5.1(i).

         "Effective Date" has the meaning set forth in the preamble.

         "Employee Plan" has the meaning set forth in Section 4.1(p)(ii).

         "ENE" means Ecology and Environment, Inc.

         "ENE Agreement" means the Consulting Agreement between Cheniere and ENE regarding an environmental assessment of the Project.

         "ERISA" has the meaning set forth in Section 4.1(p)(i).

         "Excluded Liabilities" has the meaning set forth in Section 2.1(d).

         "FERC" means the Federal Energy Regulatory Commission.

         "Final Payment" has the meaning set forth in Section 2.2(a)(iv).

         "Final Payment Date" has the meaning set forth in Section 2.2(a)(iv).

         "Fixed Distributions" has the meaning set forth in Section 3.1(a).

         "Freeport LNG Facility" means any LNG Facility to be developed, built, owned or operated in, or within a 25 mile radius of, Freeport, Texas.

         "General Partner" has the meaning set forth in the preamble.

         "Governmental Entity" means any United States federal, state or local, or any foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof).

         "Governmental Permits" means all franchises, approvals, authorizations, permits, licenses, easements, registrations, qualifications, leases, variances and similar rights required by the Cheniere Entities or the Partnership, as the case may be, from any Governmental Entity for the Project.

         "Guaranty Agreement" has the meaning set forth in Section 5.2(g).

         "Indemnified Party" has the meaning set forth in Section 7.4(a).

         "Indemnifying Party" has the meaning set forth in Section 7.4(a).

         "Initial Payment" has the meaning set forth in Section 2.2(a)(i).

         "Investments" has the meaning set forth in the preamble.

         "Investments Fixed Contribution" has the meaning set forth in Section 2.2(a).

         "Investments Party Indemnitees" has the meaning set forth in Section 7.1(a).

         "IRC" means the Internal Revenue Code of 1986, as amended, and regulations issued by the IRS pursuant to the Internal Revenue Code.

         "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of Treasury.

         "Knowledge" means, with respect to any Person, (a) if such Person is an individual, the actual knowledge of such Person, or (b) if such Person is other than an individual, the actual knowledge of the officers, directors and other senior management of such Person.

         "Law(s)" means all laws, statutes, rules, regulations, codes, injunctions, judgments, orders, decrees, rulings, constitutions, ordinances, or common law of any federal, state, local or municipal Governmental Entity.

         "Liability(ies)" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred directly or consequentially and whether due or to become due), including any Tax or other liability arising out of applicable statutory, regulatory or common law, any contractual obligation and any obligation arising out of tort.

         "Lease Option" means the Agreement for Lease Option, dated March 23, 2001, between the Brazos River Harbor Navigation District and Crest Investment Company ("Crest"), which Crest later assigned to Freeport LNG Terminal, LLC, an indirect wholly owned subsidiary of Cheniere, pursuant to an Assignment of Lease Option. The Lease Option means both the Agreement for Lease Option and Assignment of Lease Option.

         "Lien(s)" means any mortgage, pledge, lien, security interest, charge, claim, equitable interest, restriction on transfer, conditional sale or other title retention device or arrangement (including a capital lease), whether relating to any property or right or the income or profits therefrom or other encumbrance of any kind whatsoever.

         "LNG" has the meaning set forth in the first Whereas clause.

         "LNG Facility" has the meaning set forth in the first Whereas clause.

         "Losses" has the meaning set forth in Section 7.1(a).

         "Management Team" has the meaning set forth in Section 2.1(b).

         "Material Adverse Effect" means, individually or in the aggregate, a material adverse effect on either (i) the Contributed Assets, condition (financial or otherwise) or prospects of the

Project taken as a whole or (ii) the ability of the Cheniere Entities or an Affiliate thereof to perform their obligations under this Agreement or the other Related Documents to which they are a party

         "Option Agreement" has the meaning set forth in Section 5.2(b).

         "Partners" means Investments and Cheniere LNG.

         "Partnership" has the meaning set forth in the first Whereas clause.

         "Partnership Agreement" means the Limited Partnership Agreement for Freeport LNG Development, L.P., which shall be substantially in the form attached hereto as Exhibit A .

         "Party" or "Parties" has the meaning set forth in the preamble.

         "Payment Date(s)" has the meaning set forth in Section 2.2(b).

         "Permits" has the meaning set forth in Section 2.1(a)(iv).

         "Person" means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Entity.

         "Project" has the meaning in the first Whereas clause.

         "Project Approval" means the Partnership's receipt of all final and non-appealable Governmental Permits, including all FERC approvals, necessary to commence construction of the Project.

         "Quintana Site" means the parcel(s) of land on Quintana Island in Freeport, Texas, more particularly described on Exhibit B attached hereto.

         "R&D" means both the Third Party R&D and the Company R&D.

         "Real Property" means all realty, including appurtenances, improvements and fixtures located on such realty, and any other interests in real property, including fee interests, leasehold interests, rights of way, easements and other similar types of interests.

         "Related Documents" means this Agreement and the other documents and instruments to be executed and delivered in connection with the transactions contemplated by this Agreement.

         "Required Consents" has the meaning set forth in Section 4.1(c).

         "Second Payment" has the meaning set forth in Section 2.2(a)(ii).

         "Second Payment Date" has the meaning set forth in Section 2.2(a)(ii).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Tax(es)" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the IRC), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

         "Technip" means Technip USA.

         "Technip Agreement" means the Consulting Agreement between Cheniere and Technip regarding engineering assessment and site design for the Project.

         "Third Party R&D" has the meaning set forth in Section 2.1(a)(v).

         "Third Payment" has the meaning set forth in Section 2.2(a)(iii).

         "Third Payment Date" has the meaning set forth in Section 2.2(a)(iii).

         "Third Party Claim" has the meaning set forth in Section 7.4(a).

         "Warrant" has the meaning set forth in Section 5.1(g).

                                   ARTICLE II
                                  CONTRIBUTIONS

    2.1  Initial Contributions by Cheniere Entities.

         (a) Contributed Assets. The Cheniere Entities shall contribute and assign (as applicable) to the Partnership, free and clear of all Liens, all right, title and interest of the Cheniere Entities in and to all assets set forth on a schedule as required below or exclusively used or held exclusively for use in connection with completing the Project, including without limitation, the following (collectively, the "Contributed Assets"):

               (i) The Lease Option, including all amendments, assignments, extensions and renewals thereto;

               (ii) All contracts, agreements, commitments, warranties, guaranties, and other instruments, oral or written, in effect as of the Closing Date directly related to the Project, including, but not limited to, any Capacity Reservation or capacity option agreements or memorandums of understanding regarding the use of the Project, all of which are described on
Schedule 2.1(a)(ii) (the "Contracts");

               (iii) All furniture, fixtures, equipment and other personal property described on Schedule 2.1(a)(iii);

               (iv) All Governmental Permits, consents, authorizations, waivers, licenses, permits and approvals from any Person directly related to the Project obtained by the

Cheniere Entities prior to the Closing, all of which are described on Schedule 2.1(a)(iv) (the "Permits");

               (v) Subject to Sections 5.2(g) and 5.3(a), all studies, analyses and reports relating to the Project and/or LNG Facilities created, conducted or produced by independent third parties, including, but not limited to, any market studies, terminal studies, feasibility studies, environmental assessments, safety and permitting assessments, legal and FERC permitting developments or filings, pipeline and permitting assessments, engineering reports and marine and site designs, all of which are described on Schedule 2.1(a)(v) (collectively the "Third Party R&D" );

               (vi) Subject to Sections 5.2(g) and 5.3(a), all research, development and know-how created or produced by the Cheniere Entities directly relating to the Project including, but not limited to, any market studies, terminal studies, feasibility studies, legal and FERC permitting developments or filings, (collectively the "Company R&D" );

               (vii) all prepaid expenses, advances and deposits, if any, directly related to the Project; and

               (viii) copies of all books and records directly and exclusively related to the Project.

         (b) Management Team. Subject to Section 5.1(e)(ii), the Cheniere Entities agree that the following employees of the Cheniere Entities shall cease to be employees of the Cheniere Entities and shall on the Closing Date become employees of the Partnership: Charles Reimer, Bill Henry and Volker Eyermann (the "Management Team").

         (c) Assumption of Liabilities. At the Closing, Cheniere, Investments, and General Partner agree that the Partnership will assume or reimburse the following (collectively, the "Assumed Liabilities"):

               (i) The Partnership shall reimburse or directly pay on behalf of the Cheniere Entities at the Closing: (A) all non-Affiliate third party accounts payable (including legal fees related to the FERC permitting) incurred by the Cheniere Entities and directly related to the Project, which accrued between June 30, 2002 through the Closing Date; and (B) all payment obligations the Cheniere Entities have incurred, regardless if incurred prior to June 30, 2002, under the ENE Agreement and Technip Agreement; provided, however, that the Partnership shall only be obligated to reimburse or directly pay on behalf of the Cheniere Entities (as the case may be) those accounts payable (X) listed and described on Schedule 2.1(c)(i), which as of the Effective Date, shall include all accounts payable from June 30, 2002 through July 31, 2002 and shall be updated on or before September 10, 2002 to include those accounts payable from August 1, 2002 through August 31, 2002 and (Y) those non-Affiliate third party accounts that are incurred in the ordinary course of business between September 1, 2002 through the Closing Date; further provided, however, that in no event shall the Partnership be responsible for or assume more than $300,000 of non-Affiliate third party accounts payable incurred prior to the Closing Date, excluding the payment obligations under the ENE Agreement and the Technip Agreement (collectively, the "Assumed Accounts Payable");

               (ii) The Partnership shall reimburse or directly pay on behalf of the Cheniere Entities at the Closing, all payables incurred by the Cheniere Entities in the ordinary course under the Contracts (but excluding the Employment Agreement between Cheniere and Charles Reimer) between June 30, 2002 through the Closing Date (the "Assumed Contract Payables");

               (iii) The Partnership shall assume the Royalty (as defined in the Crest Settlement) payment obligation contained in and pursuant to Section 1.03(a) of the Crest Settlement for gas processed and produced solely at the Project after Closing;

               (iv) The Partnership shall assume all obligations directly related to the Contributed Assets accruing from and after the Closing Date;

               (v) The Partnership shall assume any salary or bonus payable to the Management Team accruing from and after the Closing Date; and

               (vi) The Partnership shall reimburse Cheniere at Closing $75,000 for salary and other overhead expenses (the "Cheniere Payable");

         (d) Exclusion of Liabilities. Notwithstanding any other provision of this Agreement, the Partnership shall not assume or have any liability hereunder with respect to any other liabilities or obligations of the Cheniere Entities not specifically included in the Assumed Liabilities, whether known or unknown, liquidated or unliquidated, contingent or fixed (the "Excluded Liabilities"), including without limitation:

               (i) Liabilities, other than the Assumed Liabilities, arising out of the Cheniere Entities performance or failure to perform under the Contracts, including any breach of or damages caused in whole or in part by the Cheniere Entities or any Affiliate thereof prior to the Closing.

               (ii) Liabilities, other than the Assumed Liabilities, arising out of the Cheniere Entities' ownership of the Contributed Assets prior to the Closing Date;

               (iii) Liabilities arising out of any businesses operated and assets owned by the Cheniere Entities other than the Contributed Assets, whether incurred before or after the Closing Date;

               (iv) Liabilities incurred by Investments or the General Partner through the Closing;

               (v) Liabilities arising out of the employment of the members of the Management Team prior to the Closing Date, including under any Employee Plans;

               (vi) Liabilities or obligations for the Cheniere Entities to pay any Taxes of any kind or nature, including any interest or penalties imposed with respect thereto, and including any Taxes incurred by the Cheniere Entities arising out of their business operation, their ownership of the Contributed Assets prior to the Closing Date and their contribution of the Contributed Assets at the Closing to the Partnership; or

               (vii) Liabilities or obligations under and arising from or relating to the Crest Settlement, except that certain Royalty payment obligation described in Section 2.1(c)(iii) above.

     2.2   Initial Contributions by Investments.

           (a) Investments Fixed Contribution. Investments agrees to contribute and, to the extent not paid by Investments, to cause its transferees and assigns to contribute to the Partnership, on the dates set forth below, the following (collectively the "Investments Fixed Contributions "):

               (i) On the Closing Date, $1 million in cash (the "Initial Payment");

               (ii) On April 15, 2003 (the "Second Payment Date"), $750,000 in cash less any amounts previously paid to Cheniere by the Partnership prior to the Second Payment Date pursuant to Section 3.2(a) (the "Second Payment");

               (iii) On October 15, 2003 (the "Third Payment Date"), $750,000 in cash less any amounts previously paid to Cheniere by the Partnership after the Second Payment Date and prior to the Third Payment Date pursuant to Section 3.2(a) (the "Third Payment"); and

               (iv) Within 30 days of Project Approval (the "Final Payment Date"), $2.5 million in cash less any amounts previously paid to Cheniere by the Partnership after the Third Payment Date and prior to the Final Payment Date pursuant to Section 3.2(a) (the "Final Payment").

           (b) If Investments and its transferees and assigns withdraw from the Partnership, pursuant to and in accordance with the terms of the Partnership Agreement, prior to the Second Payment Date, Third Payment Date or the Final Payment Date (collectively the "Payment Date(s)"), then Investments and its transferees and assigns shall have no obligation to make such Second Payment, Third Payment or Final Payment, as the case may be, accruing after the date of such withdrawal.

     2.3   Additional Contributions by Investments.

           (a) At Closing, such amounts necessary to pay the Assumed Accounts Payable, the Assumed Contract Payables and the Cheniere Payable under Section 2.1(c) at Closing and such additional amounts of working capital as the General Partner determines.

           (b) After Closing, in the event that the Partnership shall require funds in excess of those available to the Partnership from operations, as provided in the Partnership Agreement, the Partners shall make such additional capital contributions as are needed based on the Partners' percentage interest in the Partnership; provided, however, that the first $9 million of additional capital contributions under Sections 2.3(a) and (b) shall be contributed solely by Investments (or its transferees or assigns, as applicable) which contributions will not affect or in any way alter the percentage interest of the Partners and provided further, that (i) no amount contributed in accordance with
Section 2.2(a) shall be counted towards such $9 million, (ii) no amount used to pay an Affiliate Payment (as defined in the Partnership Agreement) shall be counted towards such $9 million and (iii) such $9 million shall be increased by the amount of any distributions made to Investments pursuant to Sections 3.2(b)(iii) and (iv).

           (c) If Investments and its transferees and assigns withdraw from the Partnership pursuant to and in accordance with the terms of the Partnership Agreement, prior to such withdrawal, Investments and its transferees and assigns will contribute to the Partnership an aggregate amount equal to $4.0 million, which such $4.0 million shall be increased by the amount of any distributions made to Investments pursuant to Sections 3.2(b)(iii) and (iv) and shall be decreased by any amount previously contributed to the Partnership pursuant to Sections 2.3(a) and 2.3(b) above.

     2.4 General Partner of Partnership. General Partner agrees that following the Closing it will serve as the general partner of the Partnership. General Partner shall not be obligated to contribute any property, assets or cash to the Partnership and therefore shall not receive or own any beneficial interest in the Partnership.

                                   ARTICLE III
                            DISTRIBUTIONS TO CHENIERE

     3.1   Distributions of Investments Fixed Contributions.

           (a) Investments, General Partner and Cheniere LNG shall cause the Partnership Agreement to provide that any Investments Fixed Contributions pursuant to Section 2.2(a) shall be immediately distributed to Cheniere LNG (each, a "Fixed Distribution").

           (b) If Investments and its transferees and assigns withdraws from the Partnership in accordance with Section 2.2(b) hereof prior to a Payment Date and accordingly Investments and its transferees and assigns are not obligated to contribute to the Partnership such Investments Fixed Contributions, then the Partnership shall have no obligation to make the Fixed Distribution to Cheniere LNG on such Payment Date.

     3.2   Accelerated Distributions.

           (a) If, prior to the Final Payment Date, the Partnership sells any Capacity Reservations and receives cash consideration therefor, the Partnership shall distribute to Cheniere LNG as a prepayment of the Fixed Distributions 25% of the cash received for such Capacity Reservation (each, a "Capacity Distribution"); provided, however, that if, and when, Investments and its transferees and assigns makes the Second Payment or Third Payment, no subsequent Capacity Distributions shall be made by the Partnership until such time as the aggregate amount of such Capacity Distribution obligations that would otherwise be payable to Cheniere LNG exceeds the Second Payment, and/or Third Payment, as the case may be. Any Capacity Distributions made by the Partnership prior to the applicable Payment Date shall reduce the obligation of Investments to make the ensuing Second Payment, Third Payment or Final Payment, as the case may be, and the ensuing obligation of the Partnership to make the corresponding Fixed Distribution. The Partnership's Capacity Distribution obligation to Cheniere LNG shall terminate upon the Final Payment Date after Cheniere LNG has received aggregate Fixed Distributions and Capacity Distributions equal to $5.0 million. In no event (whether pursuant to Section 3.1 or Section 3.2) shall Cheniere LNG be entitled to receive an aggregate amount pursuant to Section 3.1 or Section 3.2 in excess of $5.0 million.

            (b) Any cash received by the Partnership from sales of any Capacity Reservations prior to Project Approval, after payment of all Capacity Distributions to Cheniere LNG under Section 3.2(a), shall be paid, held or distributed in the following order of priority:

                (i) first, to Investments with respect to each Fiscal Year (as defined in the Partnership Agreement) of the Partnership an amount equal to 44% of the taxable income allocated to Investments pursuant to Section 4.3(i) of the Partnership Agreement for such Fiscal Year;

                (ii) second, an amount shall be set aside equal to all current Project expenses plus future Project expenses reasonably anticipated through approval of the Project by FERC;

                (iii) third, an amount shall be distributed to Investments (and Cheniere LNG, if applicable) equal to the sum of all additional capital contributions made by Investments (and Cheniere LNG, if applicable) to the Partnership pursuant to Section 2.3 above;

                (iv) fourth, an amount shall be distributed to Investments equal to the sum of any Second Payment, Third Payment or Final Payment made by Investments to the Partnership pursuant to Section 2.2(a); and

                (v) the excess to be retained as capital reserves or to be distributed pro rata to the partners of the Partnership in accordance with their respective percentage interests.

       Schedule 3.2 sets forth by way of example, distributions to be made pursuant to this Section 3.2.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

       4.1 Representations and Warranties of the Cheniere Entities. In order to induce Investments and General Partner to enter into and perform this Agreement and to consummate the transactions contemplated hereby, the Cheniere Entities, joint and severally, represent and warrant to Investments and General Partner as of the date hereof and Closing Date as follows:

            (a) Organization and Qualification. Each of the Cheniere Entities is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or formation with all requisite power and authority to own, lease and use the Contributed Assets as they are currently owned, leased and used. Each of the Cheniere Entities is qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the Contributed Assets makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect.

            (b) Authority and Validity. Each of the Cheniere Entities has all requisite power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and all other Related Documents to which it is a party. No approval of Cheniere's stockholders is required for consummation of the transactions contemplated by this Agreement or the Related Documents. The execution and delivery by the Cheniere Entities of, the performance by the Cheniere Entities of their obligations under, and the consummation by the Cheniere Entities of the transactions contemplated by, this Agreement and the other Related Documents to which they are a party have been duly authorized by all requisite corporate or company action on their part. This Agreement is and, when executed and delivered by the Cheniere Entities, the other Related Documents to which they are a party will be, the valid and binding obligation of the Cheniere Entities, enforceable against the Cheniere Entities in accordance with its and their respective terms, except insofar as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

            (c) Noncontravention. Subject to obtaining all consents and approvals set forth on Schedule 4.1(c) hereto (the "Required Consents"), the execution, delivery and performance by the Cheniere Entities of this Agreement and the other Related Documents to which they are a party will not (i) conflict with or violate any provision of the articles of incorporation or formation, or by-laws or operating agreements of any Cheniere Entity, (ii) require any consent, approval or authorization of, or any filing with or notice to, any Person, (iii) violate any Law to which any Cheniere Entity is subject, or (iv)
(1) violate, conflict with or constitute a breach of or default under, (2) permit or result in the termination, suspension or modification of, (3) result in the acceleration of (or give any Person the right to accelerate) the performance of the Cheniere Entities, or (4) result in the creation or imposition of any Lien under, any permit or license included in the Contributed Assets or any other instrument evidencing any of the Contributed Assets or any instrument or other agreement directly related to the Project to which the Cheniere Entities are a party or by which they or any of the Contributed Assets are bound or affected.

            (d) Contributed Assets. The Cheniere Entities have good and marketable title to (or in the case of Contributed Assets that are leased or licensed, valid leasehold or license interests in or valid contractual right to use) the Contributed Assets owned, leased or licensed by it. The Contributed Assets are free and clear of all Liens of any kind or nature. Except as set forth on Schedule 4.1(d), none of the Contributed Assets are leased or licensed from any other Person.

            (e) Permits and Licenses. The Contributed Assets do not include any Governmental Permits, consents, authorizations, waivers, licenses, permits and approvals from any Person relating to the Project owned or granted to the Cheniere Entities.

            (f) Contracts. The Contracts (except for the Lease Option, ENE Agreement and Technip Agreement) listed on Schedule 2.1(a)(ii) are, as of the Closing Date, all of the contracts, agreements, commitments, warranties, guaranties, and other instruments, oral or written, including, but not limited to, any Capacity Reservations or capacity option agreements or memorandums of understanding, regarding the Project. True and correct copies of all Contracts (and with respect to any oral Contracts, a summary of the principal terms thereof) have been provided to Investments or its representatives or Affiliates. Except as set forth on

Schedule 4.1(f), each Contract is in full force and effect and constitutes the valid, legal, binding and enforceable obligation of the parties thereto, except to the extent enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies. None of the Cheniere Entities or, to the Knowledge of the Cheniere Entities, any other party thereto is in breach or default of any material terms or conditions of a Contract.

            (g) Lease Option. True and correct copies of the Lease Option have been provided to Investments or its representatives or Affiliates. The Lease Option is in full force and effect and the Cheniere Entities have all right, title and interest therein, free and clear of all Liens. All rents and other sums and charges payable by the Cheniere Entities, under the Lease Option, are current. Subject to obtaining the consent of the Brazos River Harbor Navigation District, the transaction contemplated by this Agreement and the Related Documents will not result in a breach of or a default under such Lease Option, and will not otherwise cause such Lease Option to be terminated or subject to termination on terms different than those in effect prior to the Closing. None of the Cheniere Entities or, to the Knowledge of the Cheniere Entities, any other party thereto is in breach or default of any material terms or conditions under the Lease Option.

            (h) Consulting Agreements. True and correct copies of the ENE Agreement and Technip Agreement has been provided to Investments or its representatives or Affiliates. Both the ENE Agreement and Technip Agreement are in full force and effect and constitute the valid, legal, binding and enforceable obligations of the parties thereto, except to the extent enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies. Subject to the consents set forth on Schedule 4.1(c), the transaction contemplated by this Agreement and the Related Documents will not result in a breach of or a default under such ENE Agreement or Technip Agreement, and will not otherwise cause such ENE Agreement or Technip Agreement to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing. None of the Cheniere Entities or, to the Knowledge of any Cheniere Entity, any other party thereto is in breach or default of any material terms or conditions under the ENE Agreement or Technip Agreement, as the case may be.

            (i) FF&E. The Contributed Assets do not include any owned or leased FF&E. The Assumed Liabilities do not include any Liabilities with respect to, incurred in connection with or relating (directly or indirectly) to any FF&E.

            (j) No other R&D. The Third Party R&D listed on Schedule 2.1(a)(v), are, as of the Closing Date, all of the studies, analyses and reports relating to the Project created, conducted or developed by an independent third party, including, but not limited to, any market studies, terminal studies, feasibility studies, environmental assessments, safety and permitting assessments, legal and FERC permitting developments and filings, pipeline and permitting assessments, engineering reports and marine and site designs. True and correct copies of all Third Party R&D and, to the Knowledge of the Cheniere Entities all Company R&D, have been provided to Investments or its representatives or Affiliates.

            (k) Real Property. The Contributed Assets do not include any owned or leased Real Property. Other than the obligations under the Lease Option, the Assumed Liabilities do not include any Liabilities with respect to, incurred in connection with or relating (directly or indirectly) to any Real Property.

            (l) Finders and Brokers. The Cheniere Entities have not employed any financial advisor, broker or finder or incurred any Liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement or the Related Documents for which Investments, the Partnership or General Partner could be liable, except for the fees of Petrie Parkman & Co., which will be satisfied by Cheniere.

            (m) Assumed Liabilities. The Cheniere Entities have delivered to Investments and General Partner true, correct and complete listing of the Assumed Accounts Payable and Assumed Contracts Payable. None of the Cheniere Entities have any material Liabilities or obligations directly relating to the Contributed Assets or the Project, except as set forth and scheduled in Sections 2.1(c)(i), (ii) and (iii).

            (n) Legal and Other Compliance.

                (i) To the extent related to the Project or the Contributed Assets, the Cheniere Entities (1) have complied in all material respects with, and are in compliance in all material respects with all applicable Laws, (2) have not received any written notice from any Governmental Entity, which have not been dismissed or otherwise disposed of, that they have not so complied, (3) have not been charged or, to the Knowledge of the Cheniere Entities, formally threatened with or, to the Knowledge of the Cheniere Entities under investigation with respect to any violation of any applicable Law, and (4) except as set forth on Schedule 4.1(o), are not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator, board, panel of Governmental Entity.

                (ii) Neither the ownership or use of the Contributed Assets (1) to the Knowledge of the Cheniere Entities, conflicts with the rights of any other Person or (2) violates, conflicts with or results in a default, right to accelerate or loss of rights under, (A) any terms or provisions of the Cheniere Entities' articles of incorporation or formation, or by-laws or operating agreement, as the case may be, or (B) any order, judgment or decree to which any Cheniere Entity is a party or by which it is bound or affected pertaining directly and primarily to the Contributed Assets or the Project, or (C) to the Knowledge of the Cheniere Entities, any Lien, lease, license, agreement, understanding, or Law pertaining directly and primarily to the Contributed Assets or Project to which the Cheniere Entities are a party or by which they are bound or affected.

            (o) Litigation. There are no Actions pending or, to the Knowledge of the Cheniere Entities, threatened against any of the Cheniere Entities that have resulted or could reasonably be expected to result in a Material Adverse Effect, or that question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or any Related Documents. Except as disclosed on Schedule 4.1(o), there are no judgments, orders, decrees, citations, fines or penalties assessed against the Cheniere Entities, affecting the Project or the Contributed Assets.

            (p) Employment Matters.

                (i) The Cheniere Entities have complied in all material respects with all applicable Laws relating to the employment of the Management Team members, including the Worker Adjustment and Retraining Notification Act, as amended, and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), continuation coverage requirements with respect to group health plans, and those relating to wages, hours, collective bargaining, unemployment compensation, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of taxes as applicable to the Management Team. To the Knowledge of the Cheniere Entities, no member of the Management Team has any plans to terminate employment with a Cheniere Entity, other than in connection with the transaction contemplated by this Agreement. There are no controversies or disputes pending between a Cheniere Entity on the one hand, and any of the members of the Management Team on the other hand, before any court, commission, board, agency, arbitrator, grievance procedure or any other forum.

                (ii) Schedule 4.1(p)(ii) sets forth all Employee Plans (as defined herein) to which a Cheniere Entity contributes or is obligated to contribute, under which a Cheniere Entity has or may have any Liability for premiums or benefits, and which benefits any Management Team member. For purposes of this Agreement, the term "Employee Plan" means any plan, program, agreement, policy or arrangement, whether or not reduced to writing, covering Management Team members, that is (i) a welfare benefit plan within the meaning of Section 3(1) of ERISA; (ii) a pension benefit plan within the meaning of
Section 3(2) of ERISA; (iii) any "multi-employer" plan (as defined in Section 3(37) of ERISA); (iv) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan; or (v) any other deferred compensation, retirement, welfare benefit, bonus, incentive or fringe benefit plan whether for the benefit of a single individual or a group of individuals. No reportable event, within the meaning of Title IV of ERISA, has occurred and is continuing with respect to any Employee Plan. No prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any Employee Plan, and no accumulated funding deficiency (as defined in Title I of ERISA) or withdrawal liability (as defined in Title IV of ERISA) exists with respect to any Employee Plan.

            (q) Investment Matters. Cheniere (i) is acquiring its interest in the Partnership solely for investment purposes and not with a view to the distribution or resale thereof and (ii) is an "accredited investor" as defined in Rule 501(a) of the Securities Act.

            (r) Disclosure. To the knowledge of the Cheniere Entities, the representations and warranties contained in this Agreement or in any Schedule or Exhibit to this Agreement, or in any certificate furnished by the Cheniere Entities pursuant to this Agreement do not contain any untrue statement of a material fact or omit to state any material fact regarding the Contributed Assets or the Project necessary in order to make the statements and information contained herein or therein not materially misleading.

      4.2 Representations and Warranties of Investments. In order to induce the Cheniere Entities and General Partner to enter into and perform this Agreement and to consummate the transactions contemplated hereby, Investments does hereby represent and warrant to the Cheniere Entities and General Partner as of the date hereof and the Closing Date as follows:

            (a) Organization and Qualification. Investments is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to carry on its business as currently conducted and to own, lease, use and operate its assets. Investments is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on Investments or the Partnership, its ability to perform its obligations under this Agreement or the other Related Documents to which it is a party, or on the validity, binding effect or enforceability of this Agreement or the other Related Documents.

            (b) Authority and Validity. Investments has all requisite power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and all other Related Documents to which it is a party. The execution and delivery by Investments of, the performance by Investments of its obligations under, and the consummation by Investments of the transactions contemplated by, this Agreement and the Related Documents to which it is a party have been duly authorized by all requisite action of Investments, and this Agreement is and, when executed and delivered by Investments, the other Related Documents to which it is a party will be, the valid and binding obligation of Investments, enforceable against Investments in accordance with its and their respective terms, except insofar as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

            (c) Noncontravention. Subject obtaining the Required Consents, the execution, delivery and performance by Investments of this Agreement and the other Related Documents to which it is a party will not (i) conflict with or violate any provision of the Certificate of Formation or limited liability company agreement of Investments, (ii) require any consent, approval or authorization of, or any filing with or notice to, any Person, except for such consents, approvals, authorizations, filings and notices as have been obtained, made or given, or (iii) violate any Law to which Investments is subject.

            (d) Finders and Brokers. Investments has not employed any financial advisor, broker or finder or incurred any Liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which a Cheniere Entity, the Partnership or General Partner could be liable.

            (e) Litigation. There are no Actions pending or, to the Knowledge of Investments, threatened against Investments that have resulted or could reasonably be excepted to result in a material adverse effect on the Partnership or its assets, or that question the validity of this Agreement or of any action taken or to be taken by Investments pursuant to or in connection with the provisions of this Agreement or any Related Documents.

            (f) Investment Matters. Investments (i) is acquiring its interest in the Partnership solely for investment purposes and not with a view to the distribution or resale thereof and (ii) is an "accredited investor" as defined in Rule 501(a) of the Securities Act.

      4.3 Representations and Warranties of General Partner. In order to induce the Cheniere Entities and Investments to enter into and perform this Agreement and to consummate the transactions contemplated hereby, General Partner does hereby represent and warrant to the Cheniere Entities and Investments as of the date hereof and on the Closing Dates follows:

            (a) Organization and Qualification. General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to carry on its business as currently conducted and to own, lease, use and operate its assets. General Partner is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on General Partner, its ability to perform its obligations under this Agreement or the other Related Documents to which it is a party, or on the validity, binding effect or enforceability of this Agreement or the other Related Documents.

            (b) Authority and Validity. General Partner has all requisite power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and all other Related Documents to which it is a party. The execution and delivery by General Partner of, the performance by General Partner of its obligations under, and the consummation by General Partner of the transactions contemplated by, this Agreement and the Related Documents to which it is a party have been duly authorized by all requisite corporate action of Investments, and this Agreement is and, when executed and delivered by General Partner, the other Related Documents to which it is a party will be, the valid and binding obligation of General Partner, enforceable against General Partner in accordance with its and their respective terms, except insofar as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

            (c) Noncontravention. Subject to obtaining the Required Consents, the execution, delivery and performance by General Partner of this Agreement and the other Related Documents to which it is a party will not (i) conflict with or violate any provision of the certificate of incorporation or the by-laws of General Partner, (ii) require any consent, approval or authorization of, or any filing with or notice to, any Person, except for such consents, approvals, authorizations, filings and notices as have been obtained, made or given, or
(iii) violate any Law to which General Partner is subject.

            (d) Finders and Brokers. General Partner has not employed any financial advisor, broker or finder or incurred any Liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which a Cheniere Entity, the Partnership or General Partner could be liable.

            (e) Litigation. There are no Actions pending or, to the Knowledge of General Partner, threatened against General Partner that have resulted or could reasonably be excepted to result in a material adverse effect on the Partnership or its assets, or that question the validity of this Agreement or of any action taken or to be taken by General Partner pursuant to or in connection with the provisions of this Agreement or any Related Documents.

                                   ARTICLE V
                                   COVENANTS

      5.1   Covenants of the Cheniere Entities.

            (a) Access to Information. From the date hereof to the Closing Date, the Cheniere Entities shall, and shall cause their officers, directors, employees and agents to, afford the members, officers, employees, agents, representatives and advisors of Investments and General Partner reasonable access at all reasonable times during normal business hours to the Cheniere Entities' officers, employees, agents, properties, books, records and contracts directly related to the Project, and shall furnish Investments and General Partner all financial, operating and other data and information as Investments and General Partner may reasonably request with respect to the Project. Investments, General Partner and their representatives shall have the right to enter the offices and properties of the Cheniere Entities at any reasonable time and from time to time for the purpose of conducting its due diligence investigations with respect to the Project.

            (b) Required Approvals. The Cheniere Entities will use their reasonable efforts to obtain, as soon as possible and at their sole expense, all Required Consents in accordance with applicable Law and in form and substance reasonably satisfactory to Investments and General Partner. In addition, the Cheniere Entities shall use their reasonable efforts to assist the Partnership in obtaining, and shall not take any action that could reasonably be expected to delay, hinder or restrict, Project Approval. Investments and General Partner will cooperate with the Cheniere Entities, but neither the Cheniere Entities, Investments nor General Partner will be required to agree to any unreasonable changes in, or the imposition of any unreasonable condition (including the payment of any unreasonable fee) to the transfer to the Partnership of any Contract, agreement, Permit as a condition to obtaining the Required Consents.

            (c) Freeport LNG Facility. From and after the Effective Date, except in accordance with this Agreement, the Partnership Agreement or the Option Agreement, no Cheniere Entity or any Affiliates thereof shall, without Investments' prior written consent, pursue the construction, development or operation of any Freeport LNG Facility until such time that Investments or any of its Affiliates has no contractual, equity or partnership interest in, or related to the development of, a Freeport LNG Facility.

            (d) LNG Facility.

                (i) No Cheniere Entity or any Affiliates thereof shall, without Investments' prior written consent, make any filing with FERC for the development of any LNG Facility until the earlier to occur of: (1) termination of this Agreement pursuant to Article XIII; (2) December 19, 2003; (3) the date the Partnership has received approval of the Project by FERC; or (4) such time as Investments withdraws from the Partnership.

                (ii) No Cheniere Entity or any Affiliates thereof shall, without Investments' prior written consent, continue, engage in, solicit, initiate or encourage the sale of capacity at any other LNG Facility, other than the Project, prior to the earlier of: (1) termination of this Agreement pursuant to
Article XIII; (2) December 19, 2003; (3) such time as the

Partnership has entered into binding terminal capacity and use agreements (not options for the same) of at least 800 MMCF/day of the Project's capacity; (4) such time as the General Partner provides Cheniere a written response, which affirmatively agrees with Cheniere's written notice to the Partnership stating that Cheniere believes that the Partnership has ceased marketing and selling additional Project capacity and that Cheniere would like to begin selling capacity for LNG Facilities other than the Project; or (5) such time as Investments withdraws from the Partnership.

           (e)  Management Team.

                (i) The Cheniere Entities shall pay all Management Team employees all compensation, including salaries, commissions, bonuses, deferred compensation, severance, insurance, pensions, profit sharing, vacation, sick pay and other compensation or benefits to which they are entitled for time periods ending on or before the Closing.

                (ii) The Cheniere Entities will be responsible for maintenance and distribution of benefits accrued under any Employee Plan maintained by the Cheniere Entities pursuant to and if required by the provisions of such plans to the Management Team for the time period ending on or before the Closing. Investments, General Partner or the Partnership will not assume any Liability for any such benefits or any fiduciary or administrative responsibility to account for or dispose of any such accrued benefits under any Employee Plans maintained by the Cheniere Entities. Following the Closing Date and during a transition period, the Management Team shall remain employed by the Cheniere Entities and the Management Team's offices shall remain located at the offices of the Cheniere Entities. The Partnership shall reimburse the Cheniere Entities for its expenses incurred for such transition services in accordance with
Schedule 5.1(e).

                (iii) All claims and obligations under, pursuant to or in connection with any welfare, medical, insurance, disability or other Employee Plans of the Cheniere Entities, or arising under any Law affecting the Management Team incurred on or before the Closing Date or resulting or arising from events or occurrences occurring on or before the Closing Date (including, without limitation, any liability for (1) a Management Team member who have incurred a disability on or before the Closing Date, (2) a Management Team member on or eligible for COBRA continuation, (3) a Management Team member or his/her dependents hospitalized on or before the Closing Date, and (4) any retroactive assessment resulting from underfunding of any Employee Plan by any employer sponsors thereof prior to the Closing) will remain the responsibility of the Cheniere Entities, whether or not such employees are hired by the Partnership after the Closing. None of Investments, General Partner or the Partnership will have, nor will assume, any obligation or liability under or in connection with any such Employee Benefit Plan or, for any period prior the Closing, arising under any such Law. Notwithstanding anything contained in this Agreement to the contrary, none of Investments, General Partner or the Partnership will have, nor will assume, any obligations or liability arising from or related to the failure of any of the Employee Plans of the Cheniere Entities to comply with the applicable provisions of ERISA or any other Law governing or applicable to such Employee Plans.

                (iv) All claims and obligations under, pursuant to or in connection with any compensation or bonus plan of the Cheniere Entities (including, without limitation, any phantom stock plan, stock plan, option plan, or other similar plan or arrangement) pursuant to which any employee, director or officer of the Cheniere Entities receives or is entitled to receive compensation, in any form, solely as a result of the consummation of the transactions contemplated by this Agreement or the Related Documents will remain the responsibility of the Cheniere Entities, whether or not the employees participating in such plans are hired by the Partnership after the Closing. Investments, General Partner and the Partnership will not have, and will not assume, any obligation or liability under or in connection with any such plan.

                (v) Notwithstanding the termination of the employment of the Management Team members, the Cheniere Entities shall either (1) provide for the continued vesting of any stock options in Cheniere common stock granted to a Management Team member prior to the Closing or (2) issue replacement warrants to such Management Team member in lieu of such stock options.

            (f) Non-Solicitation. No Cheniere Entity or any Affiliates thereof shall, without General Partner's prior written consent, directly or indirectly, induce or attempt to induce any employee of the Partnership to leave the employ of the Partnership or in any way interfere with the relationship between the Partnership and any employee thereof; provided, however that this restriction shall not apply to a member of the Management Team once such member is providing less than 50% of his time to the Project.

            (g) Warrant. At the Closing, Cheniere shall issue to Investments a warrant to purchase 700,000 shares of common stock of Cheniere in the form attached hereto as Exhibit C (the "Warrant").

            (h) Release of Contango Option. The Cheniere Entities (i) acknowledge and agree that they shall be solely responsible for all obligations of the Cheniere Entities under the Option Purchase Agreement, dated June 4, 2002, between Cheniere and Contango Sundance, Inc. (the "Contango Option") and
(b) shall use all commercially reasonable efforts to obtain at or prior to Closing from Contango Sundance, Inc., on terms reasonable satisfactory to Investments, a release and waiver of the Cheniere Entities' obligations under
Section 7.5 of the Contango Option (the "Contango Release").

            (i) Release of Crest Right of First Refusal. The Cheniere Entities shall use all commercially reasonable efforts to obtain at or prior to Closing a binding modification to the Settlement and Purchase Agreement, dated June 14, 2001, between Cheniere, CXY Corporation, Crest Energy, L.L.C., Crest and Freeport LNG Terminal, LLC (the "Crest Settlement"), whereby Crest, Crest Energy, LLC and any Affiliate thereof waive and release, on terms reasonable satisfactory to Investments, any rights contained in Section 1.05 of the Crest Settlement (the "Crest Waiver").

            (j) Assignment of Lease Option. The Cheniere Entities shall use all commercially reasonable efforts to obtain at or prior to Closing from the Brazos River Harbor Navigation District an assignment of the Lease Option to the Partnership from Terminal LLC in a form reasonably acceptable to Cheniere and Investments.

            (k) Exclusivity; No Shop. Until the earlier of the Closing Date or termination of this Agreement pursuant to Article XIII hereof, the Cheniere Entities will not (nor will the Cheniere Entities cause or permit any of their officers, directors, agents or Affiliates to), directly or indirectly, (1) continue, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to, or enter into or consummate any transaction relating to, the Project or the acquisition of any portion of the Contributed Assets or any acquisition structured as a merger, consolidation or share exchange to effect a transfer of the Contributed Assets or (2) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. If any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing, Cheniere will notify Investments immediately of the identity of such Person and the nature and terms of such communications and, if in written form, provide Investments and General Partner with copies thereof.

            (l) Taxes. The Cheniere Entities will be responsible for the payment of any state or local sales, use, transfer, excise, documentary or license taxes or fees or any other charge (including filing fees) imposed by any Governmental Entity with respect to the transfer of any of the Contributed Assets or Assumed Liabilities pursuant to this Agreement.

      5.2   Covenants of Investments and General Partner.

            (a) Unless this Agreement is terminated pursuant to Article VIII, neither Investments, General Partner nor any Affiliates thereof shall, without Cheniere's prior written consent, pursue developing an LNG Facility in Sabine Pass, Texas, Corpus Christi, Texas, or Brownsville, Texas, until the later to occur of: (i) 24 months after the Closing Date or (ii) such time that Cheniere has no contractual, equity or partnership interest in, or related to the development of, an LNG Facility in such location.

            (b) At Closing Investments shall execute and deliver an option agreement, on terms mutually acceptable to Investments and Cheniere (the "Option Agreement"), whereby Investments shall agree that if it or any of its Affiliates pursue or form a partnership, joint venture, corporation or entity to pursue the development of a second Freeport LNG Facility, Cheniere shall be granted an option to acquire 40% of any payments, interest or value therein to be held or received by Investments or any of its Affiliates, on the same terms and conditions as Investments. Cheniere acknowledges that any interest it may acquire shall be subject to the same proportionate dilution as any interest held by Investments or its Affiliates.

            (c) Required Approvals. Investments will use commercially reasonable efforts to assist the Cheniere Entities in obtaining all Required Consents in accordance with applicable Law; provided that Investments shall not be required to expend its own funds in connection therewith.

            (d) Non-Solicitation. Except for the Management Team, neither Investments, any Affiliate of Investments, the General Partner nor the Partnership will, without Cheniere's written consent, directly or indirectly, induce or attempt to induce any employee of Cheniere or any of its Affiliates to leave the employ of Cheniere or its Affiliates or in any way interfere with the relationship between Cheniere and such employee.

            (e) Intent to Complete Project. Investments and its Affiliates intends to proceed with the development and completion of the Project in a timely and expeditious manner. Investments will use commercially reasonable efforts, including contributing up to $9 million as described in Section 2.3, to obtain Project Approval. Investments and its Affiliates agree that as along as such member of the Management Team remains an employee of the

Partnership, such member will initially work exclusively on the development and completion of the Project, except as set forth on Schedule 5.1(e).

            (f) Investor Presentations. As long as Investments owns at least 200,000 shares of common stock of Cheniere or a warrant exercisable for at least 200,000 shares of common stock of Cheniere, then upon reasonable advance notice and subject to his availability, Investments shall cause Michael S. Smith (i) to attend one energy investor conference per year, (ii) meet with existing or potential shareholders of Cheniere in New York, New York and Boston, Massachusetts once per year, and (iii) make himself reasonably available to existing or potential shareholders of Cheniere at the Partnership's office in Houston, Texas once per fiscal quarter.

            (g) Use of R&D. Investments and the General Partner hereby acknowledge and agree that the Cheniere Entities and their Affiliates shall be entitled to retain copies of any R&D and shall, subject to the terms of Sections 5.1(c) and (d), have the right to use such R&D as it determines in its discretion in order to develop or operate any other business or venture of any description including the development and operation of another LNG Facility. After the Closing Date, Cheniere shall have access to and shall receive copies of third-party research, reports, documents, agreements and other work product produced for the Partnership as well as know how and other confidential information of the Partnership ("Confidential Information") in connection with the Project. Cheniere or its Affiliates may use, subject to the terms of Sections 5.1(c) and (d), such Confidential Information in the development or operation of other businesses or ventures, including the development and operation of other LNG Facilities. Cheniere or its Affiliates may hire or engage any third-party consultant, advisor, counsel or other third-party to provide services, including any such party that had or was providing services to the Partnership, and such Person may use Confidential Information (including information developed for the Partnership) in connection with providing services to Cheniere or its Affiliates.

            (h) Guaranty Agreement. Investments shall cause its principal equity holder to execute a guaranty agreement in the formattached hereto as Exhibit F (the "Guaranty Agreement").

      5.3   Joint Covenants.

            (a) General. Each of the Parties will use commercially reasonable efforts to take such actions and to do all other things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction of the closing conditions set forth in Article VI hereof); provided, however, that Investments and General Partner will not be required to agree to any material increase in the amount payable with respect to, or any modification that makes more burdensome in any material respect, any of the Assumed Liabilities.

            (b) Confidentially.

                (i) Subject to Section 5.3(b)(ii) below, neither of the Parties will issue any press release or make any other public announcement regarding this Agreement or the transaction contemplated hereby without the consent of the other Party. Each Party will hold, and will cause its employees, consultants, advisors and agents to hold, in confidence the terms of this Agreement and any non-public information concerning the other Party obtained pursuant to this Agreement or in connection with the negotiation hereof. Notwithstanding the preceding provisions, a Party may disclose such information to the extent required by any applicable Law (including disclosure requirements under federal and state security laws and disclosure required in connection with any judicial or administrative proceeding of any Governmental Entity), but, except as permitted below, the Party proposing to disclose such information will first notify and consult with the other Party concerning the proposed disclosure, to the extent reasonably feasible. The Parties acknowledge that Cheniere is a "public company" subject to the disclosure requirements contained in the Securities Act of 1933 and the Securities and Exchange Act of 1934 as well as the requirements of the American Stock Exchange. Notwithstanding any other provision of this Agreement, Cheniere may disclose to its shareholders and the public such information as it reasonably determines is necessary or appropriate to comply with its legal obligations or requirements, including its disclosure obligations. Each Party also may disclose such information to employees, consultants, advisors, agents and lenders or potential lenders whose knowledge is necessary to facilitate the consummation of the transactions contemplated by this Agreement and the Related Agreements. Each Party's obligation to hold information in confidence will be satisfied if it exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information.

                (ii) Subject to Sections 5.1(c) and (d), (1) each Party shall have access to confidential information, know-how and work product (including third-party reports, documents and agreements) produced in connection with the Partnership., (2) each of the Parties and each of their respective Affiliates is entitled to use any Confidential Information, including any know-how and third-party reports, documents, agreements or other work products, in connection with the development or operation of any other business or venture, including the funding thereof, and (3) each Party and their respective Affiliates may hire any third-party consultant, advisor, counsel or other service provider employed by the Partnership and such party may use any Confidential Information, work product or know-how developed on behalf of the Partnership in providing services to such Party or its Affiliates.

            (c) Notification of Certain Matters. Between the date of this Agreement and the Closing Date, each Party will promptly notify the other Party of any fact, event, circumstance or action known to the first Party (i) which, if known on the Effective Date, would have been required to be disclosed to the other Party pursuant to this Agreement or (ii) the existence or occurrence of which would cause any of such Party's representations or warranties under this Agreement not to be correct and complete.

            (d) Related Documents. Subject to the satisfaction or waiver of their respective conditions to Closing (as set forth in Article VI hereof), the Parties will execute and deliver at Closing each of the Related Documents to which they are a party as contemplated by Article VI.

                                   ARTICLE VI
                        CLOSING and CONDITIONS TO CLOSING

      6.1 The Closing. The execution of the Partnership Agreement, the contribution by the Parties of the Cheniere Contribution and Initial Payment to the Partnership, as applicable, and the execution of the Related Documents (the "Closing") shall take place at the offices of Brownstein, Hyatt and Farber, P.C., at 10:00 a.m., Mountain Time, on September 19, 2002, or at such other time and place as the Parties may agree (the applicable date on which the Closing shall occur is referred to herein as the "Closing Date").

      6.2 Conditions to Cheniere Entities' Closing. The obligation of the Cheniere Entities to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (a) Representations and Warranties. The representations and warranties set forth in Sections 4.2, 4.3 and 4.4 hereof shall be true and correct when made and shall be true and correct in all material respects as of the Closing Date (except for representations and warranties as are hereunder expressly made only as of another specified date, which shall be true and correct as of such other date).

            (b) Absence of Litigation. No injunction, judgment, order, decree, ruling or charge shall be in effect that would (i) prevent or make illegal the consummation by the Cheniere Entities of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

            (c) Performance by Investments and General Partner. Investments and General Partner shall have each performed and complied with all their covenants, agreements and obligations hereunder through the Closing.

            (d) Certificates and Other Closing Deliveries. Investments or General Partner, as the case may be, shall have executed (or caused to be executed) and delivered to Cheniere each of the following items:

                (i) a certificate, in the form attached as Exhibit D, executed by an authorized Person of Investments and the chief executive officer of General Partner, to the effect that each of the conditions specified above in Sections 6.2(a) - (c) are satisfied in all material respects;

                (ii) an Assignment and Assumption of Contracts to the Partnership in a form mutually acceptable to Cheniere and Investments;

                (iii) a certificate of the applicable authorized Person of Investments and General Partner, dated the Closing Date, in the Form attached hereto as Exhibit G certifying that (A) all requisite action has been taken by the applicable entity and (B) the incumbency and signatures of the officers or authorized Person of the applicable entity executing this Agreement and the Related Documents.

                (iv)  the Partnership Agreement;

                (v)   the Option Agreement;

                (vi)  the Guaranty Agreement;

                (vii) an opinion of counsel for Investments and the General Partner dated the Closing Date and dealing with formation, authority, execution and delivery, in a form reasonably acceptable to Cheniere; and

                (viii) such other instruments and documents as Cheniere may reasonably request at least 5 Business Days prior to the Closing in connection with the transactions contemplated by this Agreement.

            (e) The Cheniere Entities may waive any condition specified in this
Section 6.2 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

       6.3 Conditions to Investments's and General Partner's Closing. The obligation of Investments or General Partner to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (a) Representations and Warranties. The representations and warranties set forth in Section 4.1 hereof shall be true and correct when made and shall be true and correct in all material respects as of the Closing Date (except for representations and warranties as are hereunder expressly made only as of another specified date, which shall be true and correct as of such other date).

            (b) Absence of Litigation. No injunction, judgment, order, decree, ruling or charge shall be in effect that would (i) prevent or make illegal the consummation by the Investments or General Partner of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

            (c) Performance by Investments and the General Partner. The Cheniere Entities and their Affiliates shall have performed and complied with all their covenants, agreements and obligations hereunder through the Closing.

            (d) Certificates and Other Closing Deliveries. The Cheniere Entities shall have executed (or caused to be executed) and delivered to Investments and General Partner each of the following items:

                (i) a certificate, in the form attached as Exhibit E, executed by the chief executive officer, president or chief financial officer of Cheniere and Cheniere LNG and an authorized Person of Freeport LNG, to the effect that each of the conditions specified above in Sections 6.3(a) - (c) is satisfied in all material respects;

                (ii) an Assignment of Lease Option to the Partnership in a form mutually acceptable to Cheniere and Investments;

                (iii) an Assignment and Assumption of Contracts to the Partnership in a form mutually acceptable to Cheniere and Investments;

                (iv) an opinion of counsel for Cheniere, dated the Closing Date and dealing with formation, authority, execution and delivery, in a form reasonably acceptable to Investments;

                (v) evidence, in form and substance satisfactory to Investments and General Partner, that all of the Required Consents have been obtained or given in accordance with applicable Law and are in full force and effect;

                (vi) a certificate of the secretary of Cheniere and Cheniere LNG and an authorized Person of Freeport LNG, dated the Closing Date, in the form attached as Exhibit H as to (A) the corporate actions (including copies of relevant resolutions) taken by the Cheniere Entities and their board of directors or managers, as the case may be, to authorize the transactions contemplated hereby, and (B) the incumbency and signatures of the officers or manager of the applicable Cheniere Entities executing this Agreement and the other Related Documents;

                (vii)  the Warrant;

                (viii) the Option Agreement

                (ix)   the Partnership Agreement; and

                (x) such other instruments and documents as Investments or General Partner may reasonably request within 5 Business Days prior to the Closing in connection with the transactions contemplated by this Agreement.

            (e) Contango Release. Cheniere shall have received the Contango Release.

            (f) Crest Waiver. The Cheniere Entities shall have modified the Crest Settlement and received the Crest Waiver.

            (g) Excluded Liabilities; Lien Releases; Taxes. The Cheniere Entities shall have delivered releases, satisfactions and terminations, including, without limitation, UCC-3 termination statements, in a form reasonably satisfactory to Investments and General Partner, of all Liens affecting any of the Contributed Assets.

            (h) Employment Agreements. The Partnership shall have entered into employment agreements with each of the Management Team members on terms reasonably satisfactory to Investments.

            (i) Management Team. The Cheniere Entities shall provide documentation that the Cheniere Entities either (1) provided for the continued vesting of any stock options in Cheniere common stock granted to a Management Team member prior to the Closing or (2) issued replacement warrants to such Management Team member in lieu of such stock options.

            (j) Due Diligence. Investments and General Partner and their representatives shall be satisfied in their sole discretion with the results of their legal, accounting and business due diligence investigations.

            (k) Investments or General Partner, as applicable, may waive any condition specified in this Section 6.3 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

                                  ARTICLE VII
                                 INDEMNIFICATION

       7.1 Indemnification by the Cheniere Entities. Subject to the limitations set forth in this Article VII, following the Closing Date, the Cheniere Entities shall, jointly and severally, indemnify and hold harmless Investments and General Partner and their officers, directors, employees, agents, managers, representatives and Affiliates (collectively, the "Investments Party Indemnitees"), from, against and in respect of any and all Liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, losses, fines, penalties, injuries, deficiencies, demands, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), arising out of any claim, complaint, demand, cause of action, audit, investigation, hearing, Action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter (collectively "Losses") arising from or related to any of the following:

            (a) Subject to Section 7.5 below, any breach or default in performance by the Cheniere Entities of any of their representations or warranties, covenants or agreements contained in this Agreement;

            (b) ownership of the Contributed Assets and development of the Project through the Closing Date (except for the Assumed Liabilities); or

            (c) the Excluded Liabilities.

       7.2 Indemnification by Investments and General Partner. Subject to the limitations set forth in this Article VII, Investments and General Partner, jointly and severally, shall indemnify and hold harmless the Cheniere Entities and their officers, directors, employees, agents, managers, representatives and Affiliates (collectively, the "Cheniere Party Indemnitees") from, against and in respect of any and all Losses arising from or related to any of the following:

            (a) any breach or default in performance by Investments or General Partner, as the case may be, of any of their representations or warranties, covenants or agreements contained in this Agreement; and

            (b) the Partnership's failure to pay the Assumed Liabilities; provided, however, that the liability of Investments and General Partner under this Section 7.2(b) shall not increase the amount payable by Investments if Investments elects to withdraw pursuant to Section 2.3(c), and upon such withdrawal neither Investments nor General Partner shall have any further liability under this Section 7.2(b).

       7.3  Nature and Survival; Time Limits; Exclusive Remedy.

            (a) Regardless of any investigation made at any time by or on behalf of any Party hereto or of any information any Party may have in respect thereof, all representations and warranties made herein or in any other agreement entered into in connection with the transactions contemplated hereby shall survive the Closing and continue in effect for a period of 2 years after the Closing; provided, however, that the representations and warranties contained in Sections 4.1(b), 4.1(d), 4.1(m), 4.1(o) (with respect to ERISA only) 4.2(b) and 4.3(b) hereof and any claim based on fraud or intentional misrepresentation shall survive the Closing and continue in effect through the applicable statute of limitations. Any claim for indemnification pursuant to this Article VII as a result of any breach of representation or warranty must be made within the period of time during which such representation or warranty survives the Closing pursuant to this Section 7.3(a). Any claim described in the preceding sentence asserted within the applicable time period (and, to the extent of such claim, any representation or warranty upon which such claim is based) shall survive thereafter until such claim is finally resolved.

            (b) The covenants and agreements of the Parties set forth in this Agreement shall survive for the period of time set forth in such covenant or agreement or, where no such period of time is set forth, for the applicable statute of limitations with respect to claims arising out of or related to the performance (or failure to perform) by the applicable Party of its obligations with respect to such covenant or agreement.

       7.4  Matters Involving Third Parties.

            (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article VII, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that failure on the part of the Indemnified Party to notify any Indemnifying Party shall not relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby materially prejudiced by such failure.

            (b) The Indemnifying Party may, (i) at its own expense, participate in the defense of any claim, suit, action or proceeding and (ii) upon (x) written notice to the Indemnified Party and (y) delivering to the Indemnified Party of a written agreement that the Indemnified Party is entitled to indemnification pursuant to Section 7.1 or 7.2 for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Party shall be liable for the entire amount of any Loss, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof, provided that (1) the Indemnifying Party's counsel is reasonably satisfactory to the Indemnified Party, and (2) the Indemnifying Party shall thereafter consult with the Indemnified Party upon the Indemnified Party's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If, however, the representation by the Indemnifying Party's counsel of both the Indemnifying Party and the Indemnified Party would present such counsel with a conflict of interest, then such Indemnified Party may employ separate counsel (Indemnifying Party's consent to the choice of counsel is required, such consent not to be unreasonably withheld) to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such separate counsel. Whether or not the Indemnifying Party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the Parties hereto shall cooperate in the defense or prosecution thereof.

            (c) Any settlement or compromise made or caused to be made by the Indemnified Party or the Indemnifying Party, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in this Section 7.4 shall also be binding upon the Indemnifying Party or the Indemnified Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise, provided that no obligation, restriction or Loss shall be imposed on the Indemnified Party as a result of such settlement without its prior written consent. The Indemnified Party will give the Indemnifying Party at least 30 days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Party may reject such proposed settlement or compromise; provided that from and after such rejection, the Indemnifying Party shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Party would have been obligated to pay under the proposed settlement or compromise.

       7.5 Limitation of Indemnification. Notwithstanding anything to the contrary herein, any Indemnifying Party shall not be liable for a Loss arising out of or in connection with any matter described in this Article VII if and to the extent such Loss is covered by a policy of insurance or benefits from a right to indemnification from a person not a party to this Agreement and payment is made under such policy to the Indemnified Party by the insurer or under such right to indemnification by such Party, as applicable.

       7.6 Exclusive Remedy. Following the Closing, the indemnification provisions set forth in this Agreement shall constitute the sole and exclusive recourse and remedy for monetary damages (whether through indemnification, contribution or otherwise) available to the parties hereto with respect to the breach of any representation or warranty.

                                  ARTICLE VIII
                                   TERMINATION

       8.1 Termination of Agreement. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to Closing as provided below:

            (a) The Parties may terminate this Agreement by mutual written consent;

            (b) Investments may terminate this Agreement by giving written notice to Cheniere at any time prior to the Closing (i) in the event any Cheniere Entity has breached any representation, warranty or covenant contained in this Agreement in any material respect, Investments or General Partner has notified Cheniere of the breach and the breach has continued without cure for a period of 30 days after the notice of breach, (ii) if Investments, General Partner or any of their representatives are not satisfied with the results of their legal, accounting or business due diligence investigations, or (iii) if the Closing shall not have occurred on or before September 19, 2002 or such later date as the Parties shall mutually agree (unless the failure results primarily from Investments or General Partner breaching any representation, warranty or covenant contained in this Agreement); or

            (c) The Cheniere Entities may terminate this Agreement by giving written notice to Investments or General Partner at any time prior to the Closing (i) in the event Investments or General Partner has breached any representation, warranty or covenant contained in this Agreement in any material respect, Cheniere has notified Investments or General Partner of the breach and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before September 19, 2002 or such later date as the Parties shall mutually agree (unless the failure results primarily from the Cheniere Entities breaching any representation, warranty or covenant contained in this Agreement).

       8.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 8.1 hereof, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party, provided, however, that (i) no termination shall relieve any Party from any Liability arising from or relating to such Party's breach at or prior to termination and (ii) the provisions of Sections 5.3(b), 9.6, 9.7, 9.10, 9.11, 9.12, 10 and 11 shall survive the termination of this Agreement.

       8.3 Procedure for Termination. In the event of a termination of this Agreement by either Party pursuant to this Article VIII, written notice of such termination will be promptly given by the terminating Party to the other Party.

                                   ARTICLE IX
                                  MISCELLANEOUS

       9.1 No Third Party Beneficiaries. Except as specifically set forth herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

       9.2 Entire Agreement. This Agreement (including the schedules and exhibits required to be delivered pursuant to this Agreement) and each other Related Document constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties (or their respective Affiliates), written or oral, to the extent they relate in any way to the subject matter hereof or thereof.

       9.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its or his rights, interests or obligations hereunder without the prior written approval of the other Party.

       9.4 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Each Party hereto agrees to accept the facsimile signature of the other Party hereto and to be bound by its own facsimile signature; provided, however, that the Parties shall exchange original signatures by overnight mail.

       9.5 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

       9.6 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) upon confirmation of an electronic mail or facsimile message, (b) one Business Day following the date sent when sent by overnight delivery via a reputable courier or (c) five Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, at the following addresses:

         If to the Cheniere Entities:

                  Cheniere Energy, Inc.
                  333 Clay St., Suite 3400
                  Houston, TX  77002
                  Facsimile: (713) 659-5459
                  Attn:    Charif Souki

                  with a copy to:

                  Andrews & Kurth, L.L.P.
                  600 Travis, Suite 4200
                  Houston, TX  77002
                  Facsimile: (713) 220-4285
                  Attn:    Michael Overman

         If to Investments:

                  1660 Lincoln St., Suite 1420
                  Denver, CO  80264
                  Facsimile: (303) 832-9015
                  Attention: Michael S. Smith

                  with copies to:

                  Brownstein Hyatt & Farber, P.C.
                  410 Seventeenth Street, 22nd Floor
                  Denver, CO 80202
                  Facsimile: (303) 223-0919
                  Attn:  Steven C. Demby, Esq.

         If to General Partner:

                  1660 Lincoln St., Suite 1420
                  Denver, CO  80264
                  Facsimile: (303) 832-9015
                  Attention: Michael S. Smith

         with copies to:

                  Brownstein Hyatt & Farber, P.C.
                  410 Seventeenth Street, 22nd Floor
                  Denver, CO 80202
                  Facsimile: (303) 223-0919
                  Attn:  Steven C. Demby, Esq.

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, or ordinary mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

       9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) to the extent such provisions or rules would apply the law of another jurisdiction.

       9.8 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent to such occurrence.

       9.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

       9.10 Expenses. Except as otherwise expressly provided in this Agreement, each Party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

       9.11 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Laws shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Definitions are equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender include each other gender. Neither the listing nor description of any item, matter or document on any Schedule nor the furnishing or availability for review of any document shall be construed to modify, qualify or disclose an exception to any representation or warranty of any Party made herein or in connection herewith, except (a) to the extent that such representation or warranty specifically refers to such Schedule and such modification, qualification or exception is described on such Schedule, (b) to the extent that such representation or warranty specifically refers to another Schedule which specifically cross references such Schedule and such modification, qualification or exception is described in such cross-referenced Schedule, or (c) it is evident from the language of the Schedule itself that such exception would be applicable to another Schedule. All covenants, agreements, representations and warranties of a Party made herein and in the other Related Documents and any certificates, exhibits and schedules hereto and thereto shall be deemed to have been relied on by the other Party hereto, notwithstanding any investigation made by or on behalf of any of the Parties or any opportunity therefor.

       9.12 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

       9.13 Specific Performance. Each Party acknowledges and agrees that each other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that, in addition to any other relief which may be available, the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy (subject to the provisions set forth in Articles X and XI hereof) to which it may be entitled, at law or in equity.

       9.14 Attorneys Fees. If either Party brings any suit, action, counterclaim, or arbitration to enforce the provisions of this Agreement (including without limitation enforcement of any award or judgment obtained with respect to this Agreement), the prevailing Party shall be entitled to recover a reasonable allowance for attorneys' fees, litigation expenses, and the cost of arbitration in addition to court costs.

                                   ARTICLE X
                            CONSENT TO JURISDICTION

       Each Party agrees that all Actions arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal courts located in the City of Houston in the State of Texas. Each Party by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal courts located in the State of Colorado for the purpose of any Action arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action any claim that it is not subject personally to the jurisdiction of the above-named court, that it is immune from extraterritorial injunctive relief, that its property is exempt or immune from attachment or execution, that any such Action may not be brought or maintained in the above-named court, should be dismissed on the grounds of forum non conveniens, should be transferred to any court other than the above-named court, should be stayed by virtue of the pendency of any other Action in any court other than the above-named court, or that this Agreement or the subject matter hereof may not be enforced in or by the above-named court. Each Party hereby consents to service of process in any such Action in any manner permitted by the laws of the State of Texas, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 9.6 hereof is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such Action any claim that service of process made in accordance with Section 9.6 hereof does not constitute good and sufficient service of process. The provisions of this
Article X shall not restrict the ability of any Party to enforce in any court any judgment obtained in the state or federal courts located in the State of Colorado.

                                   ARTICLE XI
                              WAIVER OF JURY TRIAL

       TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS ARTICLE XI WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed individually or by their duly authorized officers on the date first above written.

         CHENIERE:                     CHENIERE ENERGY, INC.


                                       By:________________________________
                                       Name:______________________________
                                       Title:_____________________________



         CHENIERE ENTITIES:            CHENIERE LNG, INC.


                                       By:________________________________
                                       Name:______________________________
                                       Title:_____________________________



                                       FREEPORT LNG TERMINAL, LLC

                                       By:________________________________
                                       Name:______________________________
                                       Title:_____________________________




         INVESTMENTS:                  FREEPORT LNG INVESTMENTS, LLC


                                       By:________________________________

                                       Name: Michael S. Smith
                                             ----------------
                                       Title: Managing Member
                                              ---------------

         GENERAL PARTNER:              FREEPORT LNG-GP, INC.

                                       By:________________________________
                                       Name: Michael S. Smith
                                             ----------------
                                       Title: Chief Executive Officer
                                              -----------------------

                   [Signature Page to Contribution Agreement]